CERTIFICATE OF MERGER

                                       OF

                              CTI SUBSIDIARY CORP.

                                      INTO

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.

The undersigned corporation DOES HEREBY CERTIFY:

      FIRST: That the names and states of incorporation of each of the constituent corporations of the merger is as follows:

      NAME                                            STATE OF INCORPORATION

      CTI Subsidiary Corp.                            Delaware

      Conversion Technologies International, Inc.     Delaware

      SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD: The name of the surviving corporation of the merger is Conversion Technologies International, Inc., a Delaware corporation.

      FOURTH: That the certificate of incorporation of Conversion Technologies International, Inc., a Delaware corporation, shall, subject to the amendment referred to in Paragraph FIFTH below, be the certificate of incorporation of the surviving corporation.

      FIFTH: That the first sentence of Article Fourth of the certificate of Incorporation of the surviving corporation is amended by virtue of the merger to read in its entirety as follows:

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 215,000,000 shares, consisting of (a) 200,000,000 shares of common stock, $.00025 par value (the "Common Stock"), and (b) 15,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock").

      SIXTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place is 7 San Bartola Drive, St. Augustine, Florida 32086.


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      SEVENTH: That a copy of the agreement and plan of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

Dated: September 24, 1999

                                    Conversion Technologies International, Inc.


                                    /s/ Eckardt C. Beck
                                    -----------------------------------
                                    Eckardt C. Beck, Authorized Officer


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

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.

                                       AND

                              CTI SUBSIDIARY CORP.

      AGREEMENT AND PLAN OF MERGER ("Agreement") made by and between Conversion Technologies International, Inc., a Delaware corporation ("Parent"), and CTI Subsidiary Corp., a Delaware corporation ("Subsidiary"), which corporations are sometimes referred to herein individually as a "Constituent Corporation" and collectively as "Constituent Corporations."

                              W I T N E S S E T H:

            WHEREAS, Parent owns all of the issued and outstanding stock of Subsidiary; and

            WHEREAS, Parent desires to increase the number of its authorized shares of Common Stock, $.00025 par value per share, pursuant to a merger of Subsidiary into Parent; and

            WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interests of each of the Constituent Corporations and its stockholders that Subsidiary be merged into Parent (hereinafter, in such capacity, sometimes referred to as the "Surviving Corporation") as permitted by the Delaware General Corporation Law under and pursuant to the terms hereinafter set forth;

            NOW THEREFORE, the parties hereto have agreed as follows:

                                    ARTICLE I

                                 PLAN OF MERGER

            1.01. Plan Adopted. A plan of merger of each of the Constituent Corporations, pursuant to the provisions of Section 251 of the Delaware General Corporation Law, is adopted as follows:

                  (1) Upon the Effective Date, as hereinafter defined, Subsidiary shall be merged with and into Parent.

                  (2) The surviving corporation shall be Parent.

                  (3) Upon the Effective Date, the separate existence of Subsidiary shall cease, and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Subsidiary and shall be subject to all the debts and liabilities of Subsidiary as provided in Section 259 of the Delaware General Corporation Law.

                  (4) On and after the Effective Date, the Surviving Corporation shall carry on its business with the assets of Subsidiary as well as with the assets of the Surviving Corporation.

                  (5) Upon the Effective Date, each share of stock of Subsidiary, issued and outstanding immediately prior to the Effective Date, shall be automatically canceled and cease to exist by virtue of the merger and without any action on the part of Parent as the holder thereof.

                  (6) Upon the Effective Date, each share of stock of Parent, issued and outstanding immediately prior to the Effective Date, other than shares of stock of Parent held by stockholders who perfect their appraisal rights under the Delaware General Corporation Law, shall be unaffected and unchanged by the merger and shall remain an issued and outstanding share of


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

stock of the Company.

                  (7) Each share of stock of Parent as to which a written demand for appraisal is made in accordance with Section 262 of the Delaware General Corporation Law ("Section 262") and not withdrawn and as to which no written consent to the merger is given, shall entitle the holder thereof to only those rights accorded by Section 262 and Delaware law, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal.

            1.02. Effective Date. The effective time and date of the merger, herein referred to as the "Effective Date," shall be the time at which a Certificate of Merger is filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the Delaware General Corporation Law.

                                   ARTICLE II

                     CERTIFICATE OF INCORPORATION AND BYLAWS

            2.01. The Restated Certificate of Incorporation of Parent shall be amended in the merger to increase the authorized number of shares of Common Stock of Parent, as set forth in the first sentence of Article Fourth of such Restated Certificate of Incorporation, to two hundred million (200,000,000) shares. Otherwise, the Restated Certificate of Incorporation of Parent shall be unaffected by the merger, and, upon the Effective Date, shall continue in effect as the Restated Certificate of Incorporation of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof and of applicable law.


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

            2.02. The Bylaws of Parent shall be unaffected by the merger and, upon the Effective Date, shall continue in effect as the Bylaws of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof and of applicable law.

                                   ARTICLE III

                             DIRECTORS AND OFFICERS

            3.01. Directors. Upon the Effective Date, the directors of Parent then in office shall be the directors of the Surviving Corporation.

            3.02. Officers. All persons who as of the Effective Date shall be officers of Parent shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE IV

                                   TERMINATION

            4.01. If the holders of more than 5% of the outstanding shares of any class of Parent's stock seek to exercise appraisal rights under Section 262, or if the Board of Directors of Parent determines it to be advisable for any other reason, this Agreement may be terminated, and the merger herein provided for may be abandoned, by the Board of Directors of Parent at any time prior to the filing of the Certificate of Merger with respect to the merger provided for in this Agreement in the office of the Secretary of State of the State of Delaware.


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

            IN WITNESS WHEREOF, this Agreement, having first been duly approved by the respective Boards of Directors of each Constituent Corporation, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized this 8th day of July, 1999.


                                    CONVERSION TECHNOLOGIES
                                    INTERNATIONAL, INC.

                                    a Delaware corporation

                                    By: /s/ Eckardt C. Beck
                                    ---------------------------------
                                    Name: Eckardt C. Beck
                                    Title: Acting President and Chief
                                            Executive Officer


                                    CTI SUBSIDIARY CORP.

                                    a Delaware corporation

                                    By:   /s/ Eckardt C. Beck
                                    ---------------------------------
                                    Name: Eckardt C. Beck
                                    Title: Secretary and President


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